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                                                                      EXHIBIT 11

                         UNISON HEALTHCARE CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (IN THOUSANDS, EXCEPT PER SHARE)

                                                        THREE MONTHS ENDED      SIX MONTHS ENDED
                                                             JUNE 30,               JUNE 30,
                                                        ------------------     ------------------
                                                         1997        1996       1997        1996
                                                        -------     ------     -------     ------
FOR PRIMARY EARNINGS PER SHARE(1)
Shares outstanding at beginning of period(2)..........    6,422      4,411       6,078      4,214
Shares issued to former Signature shareholders........       --         --         140         --
Conversion of debentures..............................       --         --         101         72
Exercise of stock purchase warrants...................       --         --          --         52
Dilutive effect of outstanding stock options..........       --         73          --         63
Dilutive effect of stock purchase warrants(2).........       --        139          --        143
Assumed conversion of noninterest-bearing convertible
  debentures..........................................       --         --          --         66
                                                        -------     ------     -------     ------
Weighted average number of shares and share
  equivalents outstanding.............................    6,422      4,623       6,319      4,610
                                                        =======     ======     =======     ======
Net income (loss).....................................  $(2,933)    $  976     $(7,015)    $1,519
                                                        =======     ======     =======     ======
Net income (loss) per share, primary..................  $ (0.46)    $ 0.21     $ (1.11)    $ 0.33
                                                        =======     ======     =======     ======
FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary
  calculation.........................................    6,422      4,623       6,319      4,610
Additional dilutive effect of stock options and
  warrants............................................       --         46          --         62
                                                        -------     ------     -------     ------
Weighted average number of shares fully diluted.......    6,422      4,669       6,319      4,672
                                                        =======     ======     =======     ======
Net income (loss).....................................  $(2,933)    $  976     $(7,015)    $1,519
                                                        =======     ======     =======     ======
Net income (loss) per share, fully diluted............  $ (0.46)    $ 0.21     $ (1.11)    $ 0.33
                                                        =======     ======     =======     ======
ADDITIONAL FULLY DILUTED COMPUTATION(3)
Net loss..............................................  $(2,933)               $(7,015)
Add interest on convertible debentures, net of tax
  effect..............................................       33                     33
                                                        -------                -------
Net loss as adjusted..................................  $(2,900)               $(6,982)
                                                        -------                -------
Weighted average number of shares fully diluted.......    6,422                  6,319
Shares issuable upon conversion of debentures.........      636                    323
                                                        -------                -------
Weighted average number of shares, as adjusted........    7,058                  6,642
                                                        -------                -------
Net loss per share, fully diluted.....................  $ (0.41)               $ (1.05)
                                                        =======                =======

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(1) Shares used in these tables are weighted based on the number of days the shares were outstanding or assumed to be outstanding during each period.

(2) On October 31, 1996, Unison acquired American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. in a business combination accounted for as a pooling of interests. Unison issued 540,000 common shares in connection with these acquisitions. Earnings per share information for the three and six months ended June 30, 1996 has been restated to reflect these acquisitions.

(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.